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                                  EXHIBIT 21.1

                     SUBSIDIARIES OF LIFELINE SYSTEMS, INC.


     Lifeline Systems Securities Corporation
     640 Memorial Drive
     Cambridge, MA 02139-4851

     Incorporated in the Commonwealth of Massachusetts

     Lifeline Systems Canada, Inc.
     640 Memorial Drive
     Cambridge, MA 02139-4851

     Incorporated in the Province of Ontario, Canada

     Lifeline Systems Export, Inc.
     The Financial Services Centre
     Bishops Court Hill
     St. Michael, Barbados

     Incorporated in the Country of Barbados